SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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    Only (as permitted by Rule 14a-6(e)(2))
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                                   ----------

                         PRIORITY HEALTHCARE CORPORATION
                (Name of Registrant as Specified in its Charter)

                    ________________________________________
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)
                                   ----------

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

                         PRIORITY HEALTHCARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2004

     The annual meeting of shareholders of Priority Healthcare Corporation will be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on Monday, May 17, 2004, at 11:00 a.m., Orlando time, for the following purposes:

     (1) To elect three directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2004;

     (3) To approve the proposed amendment to the Company's Outside Directors Stock Option Plan which, among other things, increases from 75,000 to 175,000 the total number of shares of the Company's Class B Common Stock subject to issuance under the plan; and

     (4) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 18, 2004 will be eligible to vote.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.


                                     Rebecca M. Shanahan, Secretary

                         PRIORITY HEALTHCARE CORPORATION

                               250 Technology Park
                            Lake Mary, Florida 32746

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 17, 2004


     This statement is being furnished to shareholders on or about April 5, 2004 in connection with a solicitation by the Board of Directors of Priority Healthcare Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 11:00 a.m., Orlando time, Monday, May 17, 2004, at the SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, for the purposes set forth in the accompanying Notice.

     The holders of record of shares of the Company's Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), and Class B Common Stock, $0.01 par value per share ("Class B Common Stock," together with the Class A Common Stock, "Common Stock"), outstanding at the close of business on March 18, 2004, the record date for the meeting, are entitled to vote at the meeting. On that date, there were 6,647,512 shares of Class A Common Stock and 37,121,007 shares of Class B Common Stock outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have three votes for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held. Accordingly, the Common Stock outstanding on the record date represents an aggregate of 57,063,543 votes.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2 and 3. Election of directors will be determined by the vote of a plurality of the votes cast by holders of both classes of Common Stock on such election. Approval of Proposal 2 will be subject to the vote of a greater number of votes cast by holders of both classes of Common Stock favoring approval than the votes cast opposing it. Approval of Proposal 3 will be subject to the affirmative vote of a majority of the total votes cast on the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company.

                              ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company currently consists of nine directors divided into three classes. Each class contains three directors each. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified. Donald J. Perfetto will be retiring from the Board of Directors effective May 17, 2004, the date of the annual meeting of shareholders. Upon Mr. Perfetto's retirement, one vacancy will exist on the Company's Board of Directors. However, proxies cannot be voted for a greater number of persons than the persons nominated for election to the Company's Board of Directors.

     Three directors are to be elected at the meeting, each to hold office for a term to expire at the 2007 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. Michael D. McCormick, Thomas J. Salentine and Glenn D. Steele, Jr., M.D., Ph.D. Each of the nominees for director is presently a director. They have been nominated by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as the Nominating and Corporate Governance Committee may in its discretion determine, in which event the shares will be voted for such other person.

Information with Respect to the Board of Directors

     A majority of the directors are "independent directors" as defined by the listing standards of the Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent Directors are Messrs. McCormick, Roberson and Salentine, Dr. Steele and Ms. Hurtado.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Class B Common Stock and Class A Common Stock indicated as beneficially owned by such individual. The number of shares of Class B Common Stock shown as beneficially owned by each director includes any shares of Class A Common Stock beneficially owned by such director, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis. There is no family relationship between any of the directors or executive officers of the Company.


                                                                                    Class B Common Stock        Class A Common Stock
                                                                                 --------------------------- -----------------------
                                                                                    Shares                     Shares
                                                                                 Beneficially    Percent    Beneficially   Percent
                                             Present                               Owned on     of Class      Owned on     of Class
                                            Principal              Director       January 31,   (if more     January 31,   (if more
            Name                 Age        Occupation               Since           2004        than 1%)       2004       than 1%)
            ----                 --- -------------------------     --------      ------------   ---------   ------------   --------
                                                   NOMINEES FOR DIRECTOR
                    (Nominees for a three-year term to expire at the annual meeting of shareholders in 2007)
Michael D. McCormick ..........  56  Retired(1)                      1994          260,646(2)       --         242,468(3)     3.6%
Thomas J. Salentine ...........  64  Retired(4)                      1994          413,756(5)      1.1%        289,982        4.3%
Glenn D. Steele, Jr., .........  59  President and Chief             2003(6)           362          --              --         --
 M.D., Ph.D.                         Executive Officer of
                                     Geisinger Health System
                                     (health care provider)(7)

                                                                                    Class B Common Stock        Class A Common Stock
                                                                                 --------------------------- -----------------------
                                                                                    Shares                     Shares
                                                                                 Beneficially    Percent    Beneficially   Percent
                                             Present                               Owned on     of Class      Owned on     of Class
                                            Principal              Director       January 31,   (if more     January 31,   (if more
            Name                 Age        Occupation               Since           2004        than 1%)       2004       than 1%)
            ----                 --- -------------------------     --------      ------------   ---------   ------------   --------
                                                  DIRECTORS CONTINUING IN OFFICE
                                 (Term expiring at the annual meeting of shareholders in 2005)
Robert L. Myers ...............  58  Vice Chairman of the Board      1997          897,518(8)       2.4%             0         --
                                     of the Company(9)
Richard W. Roberson ...........  57  President of Sand Dollar        1997           41,344(10)       --              0         --
                                     Partners, Inc. (investment
                                     and consulting firm)(11)
                                                  DIRECTORS CONTINUING IN OFFICE
                                 (Term expiring at the annual meeting of shareholders in 2006)
William E. Bindley ............  63  Chairman of the Board of the    1994        5,672,669(12)     13.4%     5,574,292(13)   83.6%
                                     Company; Chairman of
                                     Bindley Capital Partners,
                                     LLC (private equity
                                     investment company)(14)
Steven D. Cosler ..............  48  President and Chief             2000          466,325(15)      1.3%             0         --
                                     Executive Officer of the
                                     Company(16)
Kathleen R. Hurtado ...........  44  Director of Operations          2002            3,669(17)       --              0         --
                                     American College of
                                     Surgeons Oncology
                                     Group(18)
                                                DIRECTOR RETIRING FROM OFFICE
                                                  (Effective May 17, 2004)
Donald J. Perfetto ............  57  Executive Vice President--      1999          362,162(19)       --              0         --
                                     Special Projects(20)

-----------
(1) Mr. McCormick was a consultant from February 2001 to March 2002. Prior to that, he served as the Executive Vice President, General Counsel and Secretary of Bindley Western Industries, Inc. ("BWI"), a distributor of pharmaceuticals and related products, until February 2001 when BWI was acquired by Cardinal Health, Inc. ("Cardinal"). Mr. McCormick is currently a partner in Bindley Capital Partners, LLC.
(2) Includes 242,468 shares of Class A Common Stock (see footnote 3 below for a description of the manner by which such shares of Class A Common Stock are held). Also includes presently exercisable stock options to purchase 15,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.
(3) Consists of 242,468 shares held in four grantor retained annuity trusts, or GRATs, each of which Mr. McCormick is the trustee and has investment control.
(4) Mr. Salentine was a consultant from February 2001 to March 2002. Prior to that, he served as BWI's Executive Vice President and Chief Financial Officer until February 2001 when BWI was acquired by Cardinal. Mr. Salentine is currently a partner in Bindley Capital Partners, LLC.
(5) Includes 289,982 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 15,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.
(6)  Dr. Steele was appointed to the Board of Directors on July 16, 2003.

(7) From 1995 to February 2001, Dr. Steele served as Dean, Division of Biological Sciences and the Pritzker School of Medicine. During the same period, he also served as Vice President, Medical Affairs at University of Chicago.
(8) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 781,530 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan.
(9) Mr. Myers has been Vice Chairman of the Board since March 2001. From July 1996 to March 2001, he was the President of the Company. From May 1997 to January 2002, he was the Chief Executive Officer of the Company. From July 1996 to May 1997, he was the Chief Operating Officer of the Company. From June 1995 through June 1996, Mr. Myers was a consultant to the health care industry. From 1971 to June 1995, he was employed by Eckerd Corporation, a retail drug store chain, where he served as a corporate officer from 1981 through 1995 and as senior vice president of pharmacy from 1990 to 1995. Mr. Myers is a registered pharmacist.
(10) Includes presently exercisable stock options to purchase 18,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan. Also includes 1,150 shares of Class B Common Stock held by a trust of which Mr. Roberson's spouse is the trustee and has investment control.
(11) From March 1993 to September 1996, Mr. Roberson served as President and Chief Executive Officer of Visionworks, Inc., a retail superstore optical chain. Mr. Roberson is also a director of Ablest, Inc., a provider of staffing services.
(12) Includes 5,574,292 shares of Class A Common Stock (see footnote 13 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(13) Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(14) Mr. Bindley also serves on the Board of Directors of Shoe Carnival, Inc., a shoe retailer. Mr. Bindley was the Chairman of the Board, Chief Executive Officer and President of BWI from the time he founded BWI in 1968 until BWI was acquired by Cardinal in February 2001. Mr. Bindley was the Chief Executive Officer of the Company from July 1994 until May 1997 and the President of the Company from May 1996 until July 1996.
(15) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 391,497 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Includes 7,918 shares of Class B Common Stock jointly held with Mr. Cosler's spouse. Also includes 31,062 shares of restricted stock as to which Mr. Cosler has voting power but no power of disposition.
(16) Mr. Cosler has served as President since March 2001 and Chief Executive Officer since January 2002. From January 2000 to January 2002, he served as Chief Operating Officer of the Company and served as Executive Vice President from January 2000 to March 2001. From July 1996 to July 1997, Mr. Cosler was Senior Vice President and General Manager of Priority Healthcare Services Corporation, a subsidiary of BWI. Mr. Cosler also serves on the Board of Directors of CIMA Labs Inc., a developer and manufacturer of fast dissolve and enhanced-absorption oral drug delivery systems.
(17) Includes presently exercisable stock options to purchase 3,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.
(18) From February 2002 to October 2003, Ms. Hurtado served as the Chief Executive Officer of Balance Pharmaceuticals (women's healthcare). She served as Chief Business Officer of Xcyte Therapies, Inc. (immunotherapy) from March 2001 to February 2002. From January 2000 to February 2001, Ms. Hurtado served as Vice President--Commercial Operations of BioNumerik Pharmaceuticals (oncology products). She spent 1990 through 1999 with Schering Plough Corporation holding positions of increasing responsibility, including Vice President--Managed Care and Disease Management during 1999 and Vice President--Oncology/Biotech Division from 1994 to 1999.
(19) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 305,864 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Includes 33,423 shares of Class B Common Stock held by a trust of which Mr. Perfetto is trustee and has investment control. Also includes 14,530 shares of restricted stock as to which Mr. Perfetto has voting power but no power of disposition.
(20) From January 2002 to March 2004, Mr. Perfetto was Chief Operating Officer of the Company. Mr. Perfetto has served as Executive Vice President since November 1998. From June 1997 to January 2002, Mr. Perfetto was Chief Financial Officer and Treasurer of the Company. Prior to that time and since June 1997 he was a Vice President. From 1986 to May 1997, he was employed by Bimeco, Inc., a distributor of medical products. During such time, Mr. Perfetto held the positions of Vice President of Finance and Operations and Secretary/Treasurer of Bimeco, Inc.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Meetings and Committees

     During 2003, the Board of Directors of the Company held five meetings. During the period in 2003 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. Each of the Company's directors at the time attended the Company's 2003 annual meeting of shareholders.

     The Board of Directors has a Nominating and Corporate Governance Committee which currently consists of Ms. Hurtado, Mr. McCormick and Dr. Steele. Each member of the Nominating and Corporate Governance Committee is "independent," as such term for nominating committee members is defined in the listing standards of the Nasdaq Stock Market. The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee, which is available on the Company's website at www.priorityhealthcare.com. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors of the Company on an ongoing basis; to approve and recommend to the Board the director nominees for each annual meeting of shareholders and the director to serve as Chairman of the Board; to receive comments from all directors and report annually to the Board with an assessment of the Board's performance; to review and reassess the adequacy of the Company's Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board's performance; to recommend to the Board director nominees for each committee of the Company; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

     The Nominating and Corporate Governance Committee also will consider director candidates recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send such recommendation to the Secretary of the Company, 250 Technology Park, Suite 124, Lake Mary, Florida 32746, who will forward it to the Nominating and Corporate Governance Committee. Any such recommendation should include a description of the candidate's qualifications for board service; the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws. A summary of such requirements is provided in this proxy statement under "Shareholder Proposals for 2005 Annual Meeting." The Nominating and Corporate Governance Committee did not hold a meeting during 2003.

     The Board of Directors has a Compensation Committee, which currently consists of Messrs. McCormick and Roberson and Dr. Steele. Each of the members of the Compensation Committee is "independent," as such term for compensation committee members is defined in the listing standards of the Nasdaq Stock Market; each is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and each is an "Outside Director" as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The primary functions of the Compensation Committee are to retain and terminate any compensation consultant to be used to assist in evaluation of director, Chief Executive Officer ("CEO") or other executive compensation; to annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and set the CEO's compensation levels based on such evaluation; to review and make recommendations to the Board with respect to incentive compensation plans and equity based plans; to annually review and approve for the CEO and other executive officers of the Company the annual base salary level, the annual incentive opportunity level, the long term incentive opportunity level, and any special or supplemental benefit; to approve and authorize the Company to enter into any employment agreements, severance agreements, change in control agreements or other compensation related agreements; to periodically review the Company's policies on perquisites; to approve the amount of any discretionary contribution to be made by the Company under its 401(k) plan; to recommend to the Board the form and amount of director compensation; to make regular reports to the Board; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Board of Directors has adopted a written Charter of the Compensation Committee, which is available on the Company's website at www.priorityhealthcare.com. The Compensation Committee met three times during 2003.

     The Board of Directors of the Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the current members of which are Messrs. Roberson and Salentine and Ms. Hurtado. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the Nasdaq Stock Market that govern audit committee composition, including the requirement that the audit committee members all be "independent" directors, as that term for audit committee members is defined by the Nasdaq Stock Market rules and Rule 10A-3 of the Exchange Act. The Board of Directors has determined that each of Mr. Salentine and Mr. Roberson meets the Securities and Exchange Commission's definition of "audit committee financial expert." Among its current primary functions, the Audit Committee has the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification), and is directly responsible for the compensation and executive oversight of the work of the Company's independent auditors; evaluates the qualifications, performance and independence of the independent auditors; preapproves all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit) provided by the independent auditors; reviews and discusses with management and the independent auditors the Company's annual and quarterly financial statements; reviews the performance of the Company's internal audit function; discusses with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures; discusses with management and the independent auditors major issues regarding accounting principles and financial statement presentations and the adequacy of the Company's internal controls; reviews and approves all related-party transactions; and advises the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Ethics and Corporate Compliance Program. See "Audit Committee Report." The Board of Directors has adopted a written Charter of the Audit Committee, which was attached to the proxy statement distributed to shareholders in connection with the Company's 2003 annual meeting as Appendix A. A copy of the written Charter of the Audit Committee is also available on the Company's website at www.priorityhealthcare.com. The Audit Committee met five times during 2003.

Code of Ethics and Business Practices

     The Company has adopted a Code of Ethics and Business Practices (the "Code of Ethics") that applies to all of the Company's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics is posted on the Company's website at www.priorityhealthcare.com. The Company intends to disclose any amendments to the Code of Ethics by posting such amendments on its website. In addition, any waivers of the Code of Ethics for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2003, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with, except that Dr. Steele failed to timely file a Form 3 to report that he became a director of the Company and he failed to timely report his acquisition of Class B Common Stock granted as a portion of his annual retainer; Messrs. McCormick, Roberson, Salentine and Ms. Hurtado each failed to timely report their acquisition of Class B Common Stock granted as a portion of their annual retainer; Mr. Bindley failed to timely report his disposition of Class A Common Stock in connection with a gift; and Messrs. Cosler, Bryant, Perfetto, Saft and Ms. Rondeau and Ms. Shanahan each failed to timely report their disposition of Class B Common Stock to pay tax withholding obligations in connection with the vesting of their restricted stock.

Executive Officers

     As used throughout this Proxy Statement, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Robert L. Myers, Vice Chairman of the Board, Steven D. Cosler, President and Chief Executive Officer, Kim K. Rondeau, Executive Vice President--Specialty Pharmacy Sales and Marketing, Donald J. Perfetto, Executive Vice President--Special Projects, Rebecca M. Shanahan, Executive Vice President--Administration, Secretary and General Counsel, Guy F. Bryant, Executive Vice President-- Distribution Services, and Stephen M. Saft, Senior Vice President, Chief Financial Officer and Treasurer.

     On March 15, 2004, the Company announced the retirement of Donald J. Perfetto, effective June 30, 2004. Mr. Perfetto had served as the Company's Executive Vice President and Chief Operating Officer since January 2002 and in other executive positions with the Company since 1997. The Company also announced on March 15, 2004 the appointment of Tracy Nolan to Executive Vice President and Chief Operating Officer. From March 15, 2004 until June 30, 2004, Mr. Perfetto will serve as the Company's Executive Vice President--Special Projects.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2003 (the "Named Executive Officers").


                                                Annual Compensation          Long Term Compensation
                                                --------------------       -------------------------
                                                                                     Awards
                                                                           -------------------------
                                                                            Restricted    Securities
                                                                              Stock       Underlying        All Other
Name and Principal Position             Year     Salary    Bonus (1)       Award(s) (2)   Options (3)      Compensation
---------------------------             ----    --------   ---------       ------------   -----------      ------------
Steven D. Cosler .....................  2003    $498,641    $331,293        $399,042(4)      80,750         $ 14,191(5)
 President and                          2002     346,154     453,041         377,425(6)     115,000           24,191
 Chief Executive Officer                2001     243,269     109,517              --         70,000           18,497

Kim K. Rondeau .......................  2003    $320,633    $110,334        $186,659(4)      38,000         $ 13,333(7)
 Executive Vice President--Specialty    2002     317,830          --         176,538(6)      40,000           14,000
 Pharmacy Sales and Marketing           2001     288,000          --              --         70,000           11,050

Donald J. Perfetto ...................  2003    $265,033    $ 80,007        $186,659(4)      38,000         $ 14,319(8)
 Executive Vice President--             2002     239,231     208,166         176,538(6)      50,000           24,319
 Special Projects                       2001     206,154      92,801              --         60,000           18,822

Rebecca M. Shanahan ..................  2003    $243,292    $ 91,303        $186,659(4)      50,000         $ 13,675(9)
 Executive Vice President--Administra-  2002     191,169      98,462         176,538(6)      80,000          140,864
 tion, Secretary and General Counsel    2001          --          --              --             --               --

Guy F. Bryant ........................  2003    $248,941    $ 80,809        $186,659(4)      38,000         $ 13,736(10)
 Executive Vice President--             2002     211,923     194,834         176,538(6)      40,000           23,333
 Distribution Services                  2001     197,500      71,126              --         40,000           18,583

----------
(1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.
(2) The dollar amounts shown in this column represent the market value of the restricted stock awarded under the Company's 1997 Stock Option and Incentive Plan and are calculated by multiplying the closing market price of the Company's Class B Common Stock on the date of award by the number of shares awarded. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any. As of January 3, 2004, the number and value (based on the closing market price of the Company's Class B Common Stock on January 2, 2004) of the unvested restricted stock awards held by the Named Executive Officers were as follows: Mr. Cosler: 31,062 shares ($748,594); Ms. Rondeau: 14,530 shares ($350,173); Mr. Perfetto: 14,530 shares ($350,173); Ms. Shanahan: 14,530 shares ($350,173); and Mr. Bryant:
     14,530 shares ($350,173).
(3) Consists of options to acquire shares of Class B Common Stock of the Company. The Company has no SAR plan.
(4) The total number of shares of restricted stock awarded to the Named Executive Officers in 2003 were: Mr. Cosler: 19,437 shares; Ms. Rondeau:
     9,092 shares; Mr. Perfetto: 9,092 shares; Ms. Shanahan: 9,092 shares; and Mr. Bryant: 9,092 shares. The restricted stock awards will vest one-fourth on October 27, 2004, one-fourth on October 27, 2005, one-fourth on October 27, 2006 and one-fourth on October 27, 2007.
(5) Consists of $8,000 in Company contributions to the Company's profit sharing plan, $5,333 in Company contributions to the Company's deferred compensation plan and $858 in group life insurance premiums.
(6) The total number of shares of restricted stock awarded to the Named Executive Officers in 2002 were: Mr. Cosler: 15,500 shares; Ms. Rondeau:
     7,250 shares; Mr. Perfetto: 7,250 shares; Ms. Shanahan: 7,250 shares and Mr. Bryant: 7,250 shares. These restricted stock awards vest one-fourth on October 21, 2003, one-fourth on October 21, 2004, one-fourth on October 21, 2005 and one-fourth on October 21, 2006.

(7) Consists of $8,000 in Company contributions to the Company's profit sharing plan and $5,333 in Company contributions to the Company's deferred compensation plan.
(8) Consists of $8,000 in Company contributions to the Company's profit sharing plan, $5,333 in Company contributions to the Company's deferred compensation plan and $986 group life insurance premiums.
(9) Consists of $8,000 in Company contributions to the Company's profit sharing plan and $5,333 in Company contributions to the Company's deferred compensation plan and $342 in group life insurance premiums.
(10) Consists of $8,000 in Company contributions to the Company's profit sharing plan, $5,333 in Company contributions to the Company's deferred compensation plan and $403 in group life insurance premiums.

Employment Agreements

     The Company has entered into an Executive Employment Agreement with each of Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan. These agreements between the Company and Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan were entered into on November 19, 2002, November 22, 2002, December 6, 2002, November 2002, and November 20, 2002, respectively. The purpose of these agreements is to employ the executive on a full-time basis in accordance with the terms and conditions set forth in the agreements. Additionally, the agreements are designed to encourage each executive to remain with the Company by assuring each executive certain benefits in the event of the executive's termination of employment or in the event of a "Change of Control" of the Company.

     Except for the agreement with Mr. Cosler, each of the Executive Employment Agreements has an initial term through December 31, 2002, and each is automatically extended annually for an additional one-year period unless notice is given by the Company or the executive. The Executive Employment Agreement with Mr. Cosler has an initial term through December 31, 2004, and is automatically extended annually for an additional two-year period unless notice is given by the Company or Mr. Cosler. Under the Executive Employment Agreements, the executives receive annual base salaries, which such annual base salaries are subject to future annual increases, as compensation for the performance of their respective duties set forth in their agreements. Moreover, each executive is entitled to receive bonus compensation, as well as other benefits described in the agreements.

     Each of the Executive Employment Agreements contains a confidentiality provision whereby each executive agrees not to disclose, use or make known for his/her or another's benefit any Confidential Information (as defined in the agreements) or use Confidential Information in any way other than in the best interest of the Company. The Company is entitled to injunctive relief (in addition to any other rights and remedies) in the event of any breach of these confidentiality provisions.

     Upon a termination of an executive's employment in the event of (i) executive's death, (ii) a "Change of Control" of the Company (as defined in the agreement and described below), (iii) executive's disability (as described in the agreement), (iv) termination by the executive "for good reason" (as defined in the agreement), or (v) termination by the Company without cause or notice of nonrenewal, the Company shall pay to the executive a lump sum payment equal to the sum of the following amounts: (i) the executive's base salary that would have been paid to the executive throughout the greater of the number of months remaining under the term of the executive's agreement or 12 months; (ii) the annual bonus amount in the year of termination of the executive's employment; and (iii) the annualized long-term incentive award for the year in which the executive's employment is terminated. Under these agreements, an executive is not entitled to such a lump sum payment in the event the executive's employment is terminated "for cause" (as defined in the agreement).

     Each of the Executive Employment Agreements contains a "Change of Control" provision designed to protect Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan against termination of their employment upon a "Change of Control" of the Company. For the purposes of the Executive Employment Agreements, "Change of Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the outstanding shares of common stock of the Company, or the combined voting power of the common stock of the Company; the replacement of a majority of the current board of directors; the approval by the shareholders of the Company of a reorganization, merger or consolidation; or the approval by shareholders of a liquidation or dissolution of the Company or the sale of disposition of all or substantially all of the assets of the Company.

     Upon a "Change of Control" of the Company, the term of the Executive Employment Agreements automatically becomes a term of three years commencing on the date of any such "Change of Control." Following a "Change of Control," Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan are entitled to the benefits provided by the Executive Employment Agreement upon any termination of the executive's employment with the Company or upon any termination at the executive's option in response to certain actions by the Company including, among other things, a substantial reduction in their duties or responsibilities or assignment of duties materially inconsistent with the executive's duties with the Company prior to the "Change of Control;" a reduction in the level of salary payable to them; the failure by the Company to continue to provide them with benefits substantially similar to those previously provided to them; their required relocation; or the breach by the Company of any of the provisions of the Executive Employment Agreement.

     If an executive is entitled to the benefits payable under the "Change of Control" provisions of the Executive Employment Agreements, then such executive shall receive within 30 days following the termination, all earned but unpaid salary, bonus and incentive payments through the date of the executive's termination. In addition, the executive shall be entitled to a lump sum payment of an amount equal to 2.9 times the higher of (i) the executive's average includable compensation paid by the Company for the five most recent taxable years ending before the date on which the "Change of Control" occurs or (ii) the executive's base salary plus the executive's applicable annual bonus opportunity. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

     The Company has entered into a non-compete agreement with each of Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan. These non-compete agreements contain confidentiality provisions and provide that, for a period of one year after termination of employment with the Company, the executive may not compete with the Company, solicit the Company's customers or induce the Company's employees to terminate their employment.

Compensation of Directors

     During 2003, the Company paid directors who are not employees of the Company an annual retainer of $15,000 and a fee of $1,000 for each Board meeting or committee meeting attended (or $500 for each committee meeting held in conjunction with a Board meeting). In 2003, the annual retainer was paid 50% in cash and 50% in the form of shares of Class B Common Stock, valued at 100% of the fair market value of such shares on the date of grant, which shares were not registered and were subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. On February 18, 2004, the Board of Directors, based upon the recommendation of the Compensation Committee, approved resolutions requiring the Company to pay each member of the Board who is an "independent director," as such term is defined by the listing rules of the Nasdaq Stock Market, as in effect from time to time, the following: (i) an annual retainer of $15,000 payable as follows: (A) one-half, or $7,500, paid in twelve equal monthly installments of $625 each, and (B) one-half, or $7,500, paid in the form of shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan (the "Directors Plan") (as proposed to be amended upon approval of the Company's shareholders--see "Approval of the Amendment to the Company's Outside Directors Stock Option Plan") valued at 100% of the fair market value of such shares on the date of grant, with the date of grant being the date of the annual meeting of shareholders of the Company held each year; and (ii) $1,000 for attending (in person or by telephone) any Board meeting, and $500 for attending (in person or by telephone) any meeting of a committee of the Board of Directors. All directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings. In 2003, the Company paid $96,000 to Mr. Bindley for services that he provided in his capacity as Chairman of the Board. Mr. Bindley does not participate in any benefit plans of the Company, other than the Company's health insurance plan. In 2003, the Company paid $110,577 to Mr. Myers for services he provided in his capacity as Vice Chairman of the Board. Mr. Myers also participated in the Company's group life insurance and health insurance plans.

     On August 25, 1997, the Board of Directors and the then sole shareholder adopted the Directors Plan. On February 18, 2004, the Company's Board of Directors approved an amendment to the Directors Plan to, among other things, increase from 75,000 to 175,000 the total number of shares of Class B Common Stock subject to issuance thereunder. See "Approval of the Amendment to the Company's Outside Directors Stock Option Plan." Pursuant to the Directors Plan, each Eligible Director (as defined therein) has been automatically granted an option to purchase 3,000 shares of Class B Common Stock on June 1 of each year beginning June 1, 1998. The proposed amendment to the Directors Plan would increase the number of shares of Class B Common Stock subject to such annual option grant to 4,000, beginning June 1, 2004, subject to future increases or decreases by the Compensation Committee in its discretion. See "Approval of the Amendment to the Company's Outside Directors Stock Option Plan." The option exercise price per share is equal to the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to certain exceptions, options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently five Eligible Directors--Messrs. McCormick, Roberson and Salentine, Dr. Steele and Ms. Hurtado. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

Employee Stock Purchase Plan

     On February 19, 2003, the Company's Board of Directors adopted, and on May 19, 2003 the shareholders of the Company approved, the Company's Employee Stock Purchase Plan (the "ESPP"). The ESPP is a tax-qualified employee stock purchase plan intended to comply with Section 423 of the Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The ESPP reserves 500,000 shares of the Company's Class B Common Stock for issuance and purchase thereunder. Under the ESPP, participants are permitted to purchase the Company's Class B Common Stock at a price which is eighty-five percent of the stock's fair market value on either the first or last business day of each calendar quarter, whichever price is lower. The participants fund the purchases of the shares through payroll deductions. Unless the participant discontinues payroll deductions, on the last business day of each calendar quarter, a participant is deemed, without further action, to have purchased shares of the Company's Class B Common Stock with the entire balance in his payroll deduction account. Substantially all of the Company's full time employees are eligible to participate in the ESPP. As of March 18, 2004, no shares have been purchased under the ESPP.

Profit Sharing Plan

     The Company and its subsidiaries maintain a qualified profit sharing plan (the "Profit Sharing Plan") for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least 90 days of service (as defined in the Profit Sharing
Plan) and having reached age 18.

     The annual contribution of the Company to the Profit Sharing Plan is at the discretion of the Board of Directors and has generally been 4.0% to 8.0% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. In order to be eligible to receive a share of the employer contribution, an employee must have completed at least a year of service (as defined in the Profit Sharing Plan). In addition, the Profit Sharing Plan includes a 401(k) feature pursuant to which a participant may, subject to the limitations imposed by the Code, elect to have a percentage of his or her pre-tax compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the Profit Sharing Plan of qualifying distributions from other employers' eligible retirement plans.

Nonqualified Deferred Compensation Arrangement

     Effective January 1, 1999, the Company established the Priority Healthcare Corporation 401(k) Excess Plan. Effective December 1, 2002, the Company amended and restated the Priority Healthcare Corporation 401(k) Excess Plan and renamed it the Priority Healthcare Corporation Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of executive employees. Messrs. Cosler, Perfetto and Bryant, Ms. Rondeau and Ms. Shanahan are currently eligible to participate in the Deferred Compensation Plan.

     The Deferred Compensation Plan is designed to permit the eligible executives voluntarily to defer portions of their pre-tax compensation beyond what they elect to defer under the 401(k) feature of the Profit Sharing Plan. Under the Deferred Compensation Plan, an eligible executive can elect to defer up to 100% of those portions of his compensation that he does not elect to defer under the Profit Sharing Plan.

     Before the beginning of each calendar year, an eligible executive may make an election to defer compensation to be earned in that calendar year. Amounts deferred by eligible executives under the Deferred Compensation Plan will be deposited by the Company in a grantor trust (the "Trust"), which is designed to be a "rabbi trust" under IRS rules. Delaware Management Trust Company serves as trustee of the Trust. An executive's salary deferrals (and attributable earnings) are fully vested and nonforfeitable.

     For any calendar year, the Company may make on behalf of eligible executives matching contributions, in an amount determined by the Company in its discretion, or non-matching employer contributions, in an amount determined by the Company in its discretion. Employer contributions are also deposited in the Trust. Employer contributions (and attributable earnings) credited to an eligible executive become vested when the executive reaches a "distributable event," as defined below, or, if earlier, immediately prior to (1) a change of control, as defined in the Deferred Compensation Plan, (2) termination of the executive's employment because of death or total and permanent disability, or
(3) the Company becoming insolvent, as defined in the Deferred Compensation Plan. For purposes of the Deferred Compensation Plan, a "distributable event" occurs with respect to an executive when (1) the executive terminates employment with the Company, (2) the executive dies, (3) the executive becomes disabled,
(4) the Company undergoes a change in control, or (5) the Deferred Compensation Plan terminates.

     Amounts credited to an executive's accounts under the Deferred Compensation Plan are credited with investment earnings or losses based on the investment earnings and losses of the Trust. Executives may indicate the investment option or options in which they would like their accounts invested, but the Trustee is not obligated to consider or follow participants' investment directions in determining how to invest the assets of the Trust.

     Under the Deferred Compensation Plan, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon a distributable event. The two options available are a single lump sum payment or equal installment payments, each in the amount designated by the participating executive, continuing until the executive's account balance is fully distributed. Distribution to an executive or his beneficiary is made or commences as of the first day of the calendar year following the occurrence of the distributable event.

Stock Options

     On August 25, 1997, the Company's Board of Directors and the then sole shareholder adopted the 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan"). On May 21, 1998, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1998 annual meeting of shareholders. On May 10, 1999, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased to 4,832,894 (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), the total number of shares of the Company's Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. On May 21, 2001, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased from 4,832,894 to 6,400,000 the total number of shares of the Company's Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. On May 19, 2003, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased from 6,400,000 to 7,900,000 the total number of shares of Class B Common Stock subject to issuance under the plan, subject to adjustment in certain events.

     The 1997 Stock Option Plan provides for the grant to officers, key employees and consultants of the Company of options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock. Stock options granted under the 1997 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). No individual participant may receive awards for more than 300,000 shares in any calendar year.

     On September 15, 1998, the Company's Board of Directors adopted the Broad Based Stock Option Plan (the "Broad Based Plan"). The Company's Board of Directors amended the Broad Based Plan on November 29, 2000. The Broad Based Plan reserves for issuance 1,837,323 shares of the Company's Class B Common Stock, subject to adjustment in certain events. The Broad Based Plan provides for the grant to employees, other than officers and directors of the Company, of options to purchase shares of Class B Common Stock. All options granted under the Broad Based Plan are nonqualified stock options. No individual participant may receive awards for more than 50,000 shares in any calendar year.

     The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during 2003.


                        Option Grants in Last Fiscal Year



                                                       Individual Grants                        Grant Date Value
                                 -----------------------------------------------------------    ----------------
                                               % of Total
                                                Options
                                  Number of      Granted
                                  Securities        to                  Market
                                  Underlying    Employees                Price                      Grant Date
                                   Options      in Fiscal   Exercise    on Date   Expiration         Present
             Name                  Granted         Year       Price    of Grant      Date           Value (1)
             ----                 ----------    ---------   --------   --------   ----------     ----------------
Steven D. Cosler ............      75,880(2)      8.41%      $20.53     $20.53     10/27/13         $855,926(3)
                                    4,870(4)      0.54%       20.53      20.53     10/27/13           33,165(5)
Kim K. Rondeau ..............      33,130(2)      3.67%      $20.53     $20.53     10/27/13         $373,706(3)
                                    4,870(4)      0.54%       20.53      20.53     10/27/13           33,165(5)
Donald J. Perfetto ..........      33,130(2)      3.67%      $20.53     $20.53     10/27/13         $373,706(3)
                                    4,870(4)      0.54%       20.53      20.53     10/27/13           33,165(5)
Rebecca M. Shanahan .........      33,130(2)      3.67%      $20.53     $20.53     10/27/13         $373,706(3)
                                    4,870(4)      0.54%       20.53      20.53     10/27/13           33,165(5)
                                    3,000(6)      0.33%        6.00      18.82      6/27/13           38,460(7)
                                    3,000(6)      0.33%       17.31      18.82      6/27/13            4,530(7)
                                    3,000(6)      0.33%       26.03      18.82      6/27/13                0(7)
                                    3,000(6)      0.33%       33.90      18.82      6/27/13                0(7)
Guy F. Bryant ...............      33,130(2)      3.67%      $20.53     $20.53     10/27/13         $373,706(3)
                                    4,870(4)      0.54%       20.53      20.53     10/27/13           33,165(5)

------------
(1) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(2) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 1, 2005.
(3) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 2.76%, an expected term of 4.3 years, a dividend yield of 0.0% and a stock volatility of 68.34%.
(4) Incentive stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable in full on or after January 1, 2005.
(5) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 2.4%, an expected term of 3.0 years, a dividend yield of 0.0% and a stock volatility of 45.51%.
(6) These nonqualified stock options to purchase Class B Common Stock are currently exercisable in full and were granted in replacement of options previously held by Ms. Shanahan when she was an outside director of the Company.
(7) The grant date present value is based on the fair market value of the stock on the date of grant less the option exercise price, multiplied by the number of shares underlying the option.

     The following table sets forth information with respect to the exercise of options to acquire Class B Common Stock by the Named Executive Officers during 2003 and the number and value of unexercised options held by the Named Executive Officers at fiscal year end.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities Underlying        Value of Unexercised
                                                         Unexercised Options at Fiscal         In-the-Money Options
                                  Shares                            Year-End                   at Fiscal Year-End (1)
                               Acquired on     Value    -------------------------------   ------------------------------
             Name                Exercise    Realized     Exercisable    Unexercisable      Exercisable   Unexercisable
             ----              -----------   --------   --------------  ---------------   -------------- ---------------
Steven D. Cosler ............      --           $--         383,997         231,363         $2,500,455       $288,278
Kim K. Rondeau ..............      --           $--          74,734          73,266         $       --       $135,660
Donald J. Perfetto ..........      --           $--         303,364         129,863         $2,089,686       $135,660
Rebecca M. Shanahan .........      --           $--          43,567          86,433         $   74,670       $135,660
Guy F. Bryant ...............      --           $--         414,452         107,363         $3,911,023       $135,660

-----------
(1) The closing price of the Company's Class B Common Stock as reported by the Nasdaq National Market System on January 2, 2004 was $24.10. The value is calculated on the basis of the difference between the Class B Common Stock option exercise price and $24.10, multiplied by the number of "In-the-Money" shares of Class B Common Stock underlying the option.

Equity Compensation Plan Information

     The following table gives information about the Company's Class B Common Stock that may be issued under all of the Company's existing equity compensation plans as of January 3, 2004.

                                              A                            B                             C
                                  -------------------------   ---------------------------   --------------------------
                                                                                               Number of securities
                                                                                              remaining available for
                                   Number of securities to     Weighted-average exercise       future issuance under
                                   be issued upon exercise        price of outstanding       equity compensation plans
                                   of outstanding options,         options, warrants           (excluding securities
                                     warrants and rights               and rights            reflected in column (A))
Plan Category                                (#)                          ($)                           (#)
-------------                      ------------------------   ---------------------------   --------------------------
Equity compensation
 plans approved by
 security holders (1) .........                 4,640,866(2)                      20.3553                    1,962,013(3)
Equity compensation
 plans not approved by
 security holders (4) .........                 1,211,605                         27.2348                      212,985
Total .........................                 5,852,471                         21.7795                    2,174,998

--------
(1) Consists of the Company's 1997 Stock Option and Incentive Plan and its Outside Directors Stock Option Plan.
(2) Includes 108,323 shares of unvested restricted Class B Common Stock granted under the Company's 1997 Stock Option Plan.
(3) Includes 1,462,013 shares available for issuance as incentive stock options, non-qualified stock options or restricted stock under the Company's 1997 Stock Option Plan. Also includes 500,000 shares available for issuance under the Company's Employee Stock Purchase Plan. Also includes 24,000 shares available for issuance under the Company's Outside Directors Stock Option Plan.
(4) Consists of the Company's Broad Based Option Plan. The material terms of this plan are described above under "Compensation of Executive Officers and Directors--Stock Options."

Compensation Committee Report On Executive Compensation

     The Compensation Committee's practice with respect to executive compensation has been to: (a) conduct annual merit reviews for individuals throughout the year; (b) grant stock options in the fall of each year or such other times as deemed advisable by the Compensation Committee; and (c) approve annual bonuses payable, in whole or in part, during the following March. The Compensation Committee applied the criteria discussed below to the 2003 annual merit reviews and the 2003 annual bonus amounts for the executive officers.

   Executive Compensation Policy

     The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses, stock option grants and restricted stock grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers' compensation will be tax deductible to the maximum extent permissible. Consistent with this policy, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of base salary, bonuses, stock option grants and restricted stock.

   Cash Based Compensation

     Base Compensation. In making compensation decisions, the Compensation Committee's subjective review process primarily includes: (a) an analysis of executive compensation levels at industry peer organizations by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. Base compensation for 2003 was established for the executive officers after a merit review was conducted by the CEO.

     Annual Bonus. In 2003, the Board of Directors adopted, and the shareholders approved, the Company's 2003 Cash Bonus Performance Plan for Executives (the "Bonus Plan") in order to provide to executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.
Section 162(m) imposes a $1 million limit on the deductibility of non-performance-based compensation paid to certain executives of public companies.

     Under the Bonus Plan, the Compensation Committee has discretion: (1) to determine the executive officers of the Company and its subsidiaries eligible for bonus awards; (2) to determine the amount of such bonuses, subject to the terms of the Bonus Plan; and (3) to establish and administer performance targets. Performance targets may be based on one or more of the following business criteria (each as defined in the Bonus Plan): Annual Return to Shareholders, Dispensing Accuracy Rate, Earnings from Operations, Earnings from Operations as a Percentage of Net Sales, Employee Turnover Rate, Expense Plan Performance, Gross Profit, Gross Profit of a Division or Unit, Implementation of Information Systems, Net Earnings, Net Earnings before Nonrecurring Items, Net Sales, Net Sales of a Division or Unit, Net Sales of a Specified Payor, Net Sales of a Specified Product, Obtaining a Contract with a Payor, Prescription Unit Expense, Retaining a Contract with a Payor, Return on Assets, Return on Equity, EPS, EBITDA, or EBITDA before Nonrecurring Items. The specific performance targets with respect to the business criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance targets remains substantially uncertain within the meaning of Section 162(m). In addition to the specified business criteria, the Compensation Committee is also authorized to establish other conditions and terms of payment of bonuses as it deems appropriate. Participants chosen by the Compensation Committee may receive a bonus if and only if the performance targets established by the Compensation Committee are attained.

     For 2003, the Compensation Committee selected each of Messrs. Cosler, Perfetto, Bryant and Saft, Ms. Rondeau and Ms. Shanahan as executive officers eligible to receive bonus awards under the Bonus Plan. The Compensation Committee set the maximum bonus amount payable to each executive, if the performance targets based on the Company's Net Earnings and Net Sales for 2003 were satisfied. Following the end of 2003, after completion of the audit of the Company's financial statements, the Compensation Committee reviewed the business results and determined that the performance targets established by the Compensation Committee for the year ended January 3, 2004 were partially satisfied. Based on these results, bonus amounts were paid to the respective executive officers and the Compensation Committee certified that the bonus amounts had been accurately determined in accordance with the terms of the Bonus Plan.

     In addition to bonus amounts paid to executives under the Bonus Plan, another portion of the total bonus amounts paid to executives consists of annual bonus payments under the Company's general bonus program. The Compensation Committee gives consideration to the Company's overall performance and the executive officer's performance for the specific areas of the Company under his or her direct control. This balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers. Each year, the Compensation Committee determines which financial and operational goals are the most appropriate measures of performance within the industry and within the Company, and bases its bonus decisions on such criteria. The 2003 annual bonuses under the general bonus program were approved by the Compensation Committee after receiving input from the CEO based upon the subjective criteria used for establishing base compensation as set forth above.

     The Compensation Committee's intent is to make the executive officers' total cash compensation package (base compensation plus total annual bonus) competitive with other publicly-traded companies of comparable size and stature within the specialty distribution and health care services industry, based on its analysis of total cash compensation for similar executive officers within the industry.

   Equity Based Compensation

     The Compensation Committee believes that equity compensation, in the form of stock options and restricted stock, is an important element of performance based compensation of executive officers. By granting stock options and restricted stock, the Compensation Committee will continue the Company's practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are in most cases forfeited if the employee leaves the Company before retirement. Likewise, restricted stock grants vest 25% per year over a four-year period and the unvested portion is generally forfeited if the employee leaves the Company before retirement.

     Consistent with the above philosophy, the Compensation Committee, based on input from the CEO, approved the granting of stock options to one officer on June 27, 2003, to 326 officers and other employees on October 27, 2003, and to other employees as they joined the Company during the year. On October 27, 2003, the Compensation Committee also awarded restricted stock to six executive officers and four other employees. For the executive officers (other than the CEO) the Compensation Committee considered: (a) the CEO's input; (b) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (c) the relative number of stock option and restricted stock grants to other executive officers within the Company.

   Compensation of Steven D. Cosler, President and Chief Executive Officer

     Mr. Cosler's cash compensation is based on the same factors as the other executive officers. The Compensation Committee's decision to increase Mr. Cosler's cash compensation (base compensation plus annual bonus) in 2003 was based on the subjective criteria previously set forth in this report in the discussion with respect to cash compensation.

     Mr. Cosler also participates in the Company's equity based compensation program. By employing the subjective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Compensation Committee granted to Mr. Cosler the stock options shown in the Option Grants In Last Fiscal Year table set forth under "Compensation of Executive Officers and Directors--Stock Options." The Compensation Committee also granted to Mr. Cosler 19,437 shares of restricted stock in 2003.

     It is the Compensation Committee's view that Mr. Cosler's total compensation package for 2003 was based on an appropriate balance of: (a) individual performance; (b) Company performance; and (c) other CEO compensation packages within the specialty distribution and health care services industry. The Compensation Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors--Performance Graph."

Deductibility of Compensation Over $1 Million

     U.S. federal income tax law disallows a deduction for certain compensation paid in excess of $1 million to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. However, performance-based compensation is fully deductible if the programs are approved by shareholders and meet certain other requirements. The Company has taken steps to maximize the deductibility of stock options granted under the 1997 Stock Option Plan and payments under the 2003 Cash Bonus Performance Plan for Executives.

     The Compensation Committee desires to optimize both the effectiveness and tax deductibility of compensation for executive officers. However, the Compensation Committee recognizes that under certain circumstances the payment of non-deductible compensation may be necessary to best achieve the Company's goals.


                                 Compensation Committee Members during 2003
                                 Kathleen R. Hurtado
                                 Michael D. McCormick
                                 Richard W. Roberson
                                 Glenn D. Steele, Jr., M.D., Ph.D.

Performance Graph

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Class B Common Stock with the Nasdaq Stock Market Index and with peer industries within SIC Code 5122 (Drugs, Drug Proprietaries and Druggists' Sundries) for the period from December 31, 1998 through January 3, 2004.


            Comparison of Cumulative Total Return Among The Company,
             Nasdaq Market Index and Index of Companies in SIC 5122


                     [TABULAR REPRESENTATION OF LINE CHART]


                                           December 31,   December 31,   December 30,   December 29,   December 28,   January 3,
                                               1998           1999           2000           2001           2002          2004
                                           ------------   ------------   ------------   ------------   ------------   ----------
Nasdaq Stock Market .....................     100.00         176.37         110.86          88.37          61.64         92.68
SIC 5122 Companies ......................     100.00          51.11         100.42         101.99          89.76         96.78
Priority Healthcare Corporation .........     100.00          83.68         236.05         206.77         134.30        139.39

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the Compensation Committee Report on Executive Compensation, the stock price Performance Graph and the Audit Committee Report shall not be incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee members during 2003 were Messrs. McCormick and Roberson, Ms. Hurtado and Dr. Steele. None of such members was involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                              CERTAIN TRANSACTIONS

     In 2001, the Company purchased substantially all of the assets of Lynnfield Compounding Center, Inc., Lynnfield Drug, Inc. and Freco, Inc., which had collectively been doing business as "Freedom Drug." Ms. Rondeau, the Executive Vice President--Specialty Pharmacy Sales and Marketing of the Company, was the founder and President of Freedom Drug, and joined the Company after the acquisition of Freedom Drug. In addition, Ms. Rondeau, and her husband, Mr. Denis A. Rondeau, were the sole shareholders of Freedom Drug. In 2003, the Company paid an aggregate amount of $7,000,000 to the Rondeaus as an earn-out payment related to the Freedom Drug acquisition.

                             APPOINTMENT OF AUDITORS

     The Audit Committee's appointment of PricewaterhouseCoopers LLP as auditors for the Company during 2004 will be submitted to the meeting in order to permit the shareholders to ratify such appointment. In the event the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company, a selection of other auditors will be made by the Audit Committee. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

                  The Board of Directors recommends a vote FOR
                     the ratification of the appointment of
                           PricewaterhouseCoopers LLP.


                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is responsible for the Company's financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the Securities and Exchange Commission.


                                 Audit Committee
                               Kathleen R. Hurtado
                               Richard W. Roberson
                               Thomas J. Salentine

                                 AUDITORS' FEES

     The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP in fiscal 2003 and 2002.

Audit Fees

     Fees for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q were $182,200 for fiscal year 2003 ($2,200 of which related to fees for services in connection with the independent auditors' consent included in a Form S-8 filed by the Company in 2003) and $162,000 for fiscal year 2002.

Audit-Related Fees

     Fees for services rendered in connection with the Company's acquisition of SinusPharmacy Corporation were $3,500 for fiscal year 2003. The Company's independent auditors did not render any audit-related services in 2002.

Tax Fees

     Fees for services rendered to the Company for tax compliance, tax advice and tax planning, including assistance in the preparation and filing of tax returns were $66,640 for fiscal year 2003 and $13,456 for fiscal year 2002.

All Other Fees

     Fees for services rendered in connection with the FAS 123 calculation were $7,300 billed in fiscal year 2003 and $4,500 billed in fiscal year 2002.

     The Audit Committee believes that PricewaterhouseCoopers LLP's provision of non-audit services is compatible with maintaining such firm's independence.

Pre-Approval Policy

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     For fiscal 2003, pre-approved non-audit services included only those services described above for "Audit Related Fees," "Tax Fees," and "All Other Fees." The aggregate amount of all such non-audit services constitutes approximately 29.8% of the total amount of fees paid by the Company to PricewaterhouseCoopers.

                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                       OUTSIDE DIRECTORS STOCK OPTION PLAN

     On August 25, 1997, the Board of Directors and then sole shareholder adopted the Directors Plan. On February 18, 2004, the Company's Board of Directors adopted an amendment (the "Amendment") to the Directors Plan and directed that the Amendment be submitted to the shareholders of the Company for consideration and approval at the 2004 annual meeting. The Amendment, among other things, would increase from 75,000 to 175,000 the total number of shares of Class B Common Stock available for issuance pursuant to all awards made under the Directors Plan. The Amendment would also change the name of the Directors

Plan from "Priority Healthcare Corporation Outside Directors Stock Option Plan" to "Priority Healthcare Corporation Outside Directors Stock Plan"

     The following is a summary of the principal features of the Directors Plan. The summary is qualified in its entirety by reference to the complete text of the Directors Plan, as proposed to be amended, set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the Directors Plan, as proposed to be amended, as set forth in Appendix A.

Purpose

     The purpose of the Directors Plan is to advance the interests of the Company and its shareholders by encouraging increased Class B Common Stock ownership by members of the Board who are independent from the Company and its subsidiaries, in order to promote long-term shareholder value through directors' continuing ownership of the Class B Common Stock.

Administration

     The Compensation Committee (the "Committee") administers the Directors Plan. All the members of the Committee serve at the pleasure of the Board of Directors of the Company. Subject to the terms of the Directors Plan, the Committee has the authority to: (a) grant awards pursuant to the Directors Plan;
(b) construe the Directors Plan; (c) determine all questions arising under the Directors Plan; and (d) adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable. No member of the Committee will be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Directors Plan, except for his own willful misconduct or as expressly provided by statute.

Eligible Directors

     Recipients of awards under the Directors Plan must be Eligible Directors, as defined in the Directors Plan. Currently, an Eligible Director is a member of the Board who is not an employee of the Company or any of its subsidiaries at the time of an award. The Amendment would change the definition of Eligible Director to mean a member of the Board who, at the time of receipt of an award, is an "independent director" of the Company and its subsidiaries, as such term is defined by the listing rules of the Nasdaq Stock Market (or other principal system or exchange on which the Class B Common Stock is listed), as in effect from time to time. The Company presently has five directors who fall within the category of "independent director": Messrs. McCormick, Roberson and Salentine, Dr. Steele and Ms. Hurtado.

Stock Subject to the Directors Plan

     The stock presently subject to the Directors Plan consists of 75,000 shares of the Company's Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split). The Amendment would increase from 75,000 to 175,000 the total number of shares of Class B Common Stock available for issuance pursuant to all awards made under the Directors Plan. The number of shares issued pursuant to an option under the Directors Plan is charged against the maximum number of shares set forth above. However, shares that are the subject of an option but not purchased prior to the expiration of the option, may again become available for new awards under the Directors Plan.

Grant of Awards; Price

     Currently, the Directors Plan provides only for an annual automatic grant of options to Eligible Directors. As proposed to be amended, the Directors Plan would give the Committee full and complete authority, subject to the limitations of the Plan, to grant awards of shares of Class B Common Stock to Eligible Directors in connection with their annual retainer or otherwise. Such shares of Class B Common Stock would not have any restrictions or limitations, other than those imposed by federal securities laws. Upon the issuance of shares of Class B Common Stock pursuant to an award, the Company may either require the Eligible Directors to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares, or it may retain a sufficient number of shares of Class B Common Stock to cover the amount required to be withheld.

     The Directors Plan provides for automatic grants of options. On the first day of June of each year, commencing June 1, 1998, each Eligible Director is automatically granted an option to purchase 3,000 shares of Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split). If the Amendment is approved, each Eligible Director would instead be automatically granted an option to purchase 4,000 shares of Class B Common Stock on June 1 of each year beginning in 2004, subject to future increases or decreases in that number of shares by the Compensation Committee in its discretion from time to time. The exercise price for options will be equal to the fair market value per share of Class B Common Stock on the date the option is granted.

Exercise or Termination of Options

     No option granted under the Directors Plan may be exercised less than six months or more than ten years from the date it is granted. No option may be exercised unless the grantee has served continuously on the Board of Directors at all times beginning on the date of grant and ending on the date of exercise of the option. Nevertheless, all options held by a grantee who ceases to be an Eligible Director due to death, permanent disability, or retirement with the consent of the Board, may be exercised, to the extent they were exercisable at the date of cessation, at any time within one year after the date of cessation (but in no event after the option has expired pursuant to its terms and conditions). Options held by a deceased grantee may be exercised by the grantee's estate or heirs. If a grantee ceases to be an Eligible Director for any other reason while holding an option that has not expired and has not been fully exercised, the grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the option has expired pursuant to its terms and conditions), can exercise the option with respect to any shares of Class B Common Stock as to which he could have exercised the option on the date he ceased to be an Eligible Director.

Payment for Shares Upon Exercise of Option

     Payment for Class B Common Stock issuable upon the exercise of options granted under the Directors Plan must be made in cash or check at the time the option is exercised. Each grantee of an option must pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Class B Common Stock as to which an option is being exercised.

Amendment and Termination of the Directors Plan

     The Directors Plan will terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board of Directors terminating the Directors Plan; or (b) upon the award or the purchase upon exercise of options of all the shares of Class B Common Stock reserved for issuance under the Directors Plan.

     The Board may at any time terminate, amend or modify the Directors Plan; provided, however, that the Directors Plan may not be amended more than once in any six-month period. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, including requirements of any stock exchange or Nasdaq system on which the Class B Common Stock is listed or quoted, shareholder approval of any Directors Plan amendment will be obtained in such manner and to such a degree as is required by the applicable law or regulation. No termination of the Directors Plan will materially or adversely affect any of the rights or obligations of any grantee, without his consent, under any option granted under the Directors Plan.

Adjustments for Dilution

     In the event of a stock split, stock dividend or other relevant change in the Company's capitalization, appropriate adjustments will automatically be made in the number or kind of shares issuable under the

Directors Plan, the number or kind of shares subject to any outstanding option, and the option price per share under any outstanding option.

Transfer

     No rights or interests of an Eligible Director under the Directors Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the Directors Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

   Taxation of Ordinary Income and Capital Gains

     Subject to certain exceptions, the maximum federal tax rate on "net capital gains" from the sale or exchange of capital assets is currently 15%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long-term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal federal income tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

   Non-Qualified Stock Options

     All options granted under the Directors Plan will be non-qualified stock options. An Eligible Director who is granted an option under the Directors Plan does not generally recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction at that time. The Eligible Director will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price. Such income will be treated as compensation to the Eligible Director subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the compensation taxable to the Eligible Director as ordinary income in the year the income is taxable to the Eligible Director.

     The Eligible Director will also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital loss if the shares were held for more than one year, and short-term capital loss if the shares were held for one year or less. The Eligible Director's basis in the option shares will equal the amount of ordinary income recognized by the Eligible Director upon exercise of the option, plus any cash paid to exercise the option.

   Awards of Class B Common Stock

     All shares of Class B Common Stock granted under the Directors Plan would not have any restrictions or limitations, other than those imposed by federal securities laws. An Eligible Director who is granted an award of shares of Class B Common Stock would generally recognize taxable income upon the grant of the shares, and the Company would be entitled to a tax deduction at that time. The Eligible Director will also be required to recognize gain or loss upon the sale of such shares. If the selling price of the shares exceeds the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital gain if the shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the shares is less than the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital loss if the shares were held for more than one year, and short-term capital loss if the shares were held for one year or less. The Eligible Director's basis in the shares will equal the fair market value of the shares on the date they were granted.

   The Board of Directors recommends a vote FOR the proposed amendment to the
                 Company's Outside Directors Stock Option Plan.


                        PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 2004, the number of shares of each class of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of each class of Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares of Class B Common Stock shown in the table below as beneficially owned by each individual or entity includes any shares of Class A Common Stock beneficially owned by such person or entity, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis.

                                                          Class B Common Stock                 Class A Common Stock
                                                   ----------------------------------      -----------------------------
                                                                           Percent of         Number of       Percent of
          Name and Address of                       Number of Shares          Class            Shares           Class
             Individual or                            Beneficially          (if more        Beneficially       (if more
           Identity of Group                              Owned (1)          than 1%)         Owned (1)        than 1%)
          -------------------                       ----------------       ----------       ------------      ----------
Steven D. Cosler .........................              466,325(2)(3)          1.3%                   0             --
Kim K. Rondeau ...........................               90,560(2)(4)           --                    0             --
Donald J. Perfetto .......................              362,162(2)(5)           --                    0             --
Rebecca M. Shanahan ......................               66,089(2)(6)           --                    0             --
Guy F. Bryant ............................              471,880(2)(7)          1.3%              20,726             --
William E. Bindley
8909 Purdue Road
Indianapolis, IN 46268 ...................            5,672,669(8)            13.4%           5,574,292(9)        83.6%
FMR Corp.
82 Devonshire Street
Boston, MA 02109 (10)* ...................            4,662,820               12.7%                   0             --
Legg Mason Funds Management, Inc.
Legg Mason Capital Management, Inc.
100 Light Street
Baltimore, MD 21202 (11)* ................            2,816,000                7.7%                   0             --
Mac-Per-Wolf Company
310 S. Michigan Ave., Ste. 2600
Chicago, IL 60604 (12)* ..................            2,461,980                6.7%                   0             --
All directors and executive
officers as a group (13 persons) .........            8,785,028(2)(13)        19.5%           6,127,468           91.9%

--------
*Information is based solely on reports filed by such shareholder under Section 13(d) of the Securities Exchange Act of 1934.

(1) For information regarding the beneficial ownership of shares of Class B Common Stock and shares of Class A Common Stock held by non-employee directors, see "Election of Directors--Information with Respect to the Board of Directors."
(2) Does not include shares subject to stock options which are not exercisable within 60 days.
(3) Includes presently exercisable stock options to purchase 391,497 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Includes 7,918 shares of Class B Common Stock held jointly with Mr. Cosler's spouse. Also includes 31,062 shares of restricted stock as to which Mr. Cosler has voting power but no power of disposition.
(4) Includes presently exercisable stock options to purchase 73,266 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Also includes 14,530 shares of restricted stock as to which Ms. Rondeau has voting power but no power of disposition.
(5) Includes presently exercisable stock options to purchase 305,864 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Includes 33,423 shares of Class B Common Stock held by a trust of which Mr. Perfetto is trustee and has investment control. Also includes 14,530 shares of restricted stock as to which Mr. Perfetto has voting power but no power of disposition.
(6) Includes presently exercisable stock options to purchase 43,567 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 14,530 shares of restricted stock as to which Ms. Shanahan has voting power but no power of disposition.
(7) Includes 20,726 shares of Class A Common Stock. Includes presently exercisable stock options to purchase 414,452 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 14,530 shares of restricted stock as to which Mr. Bryant has voting power but no power of disposition.
(8) Includes 5,574,292 shares of Class A Common Stock (see footnote 9 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(9) Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.
(10) The shareholder is a parent holding company and shares voting and/or dispositive power in varying amounts over the shares reported as beneficially owned with the following subsidiaries, individuals and other entities: Fidelity Management & Research Company (investment adviser), Fidelity Small Cap Stock Fund (investment company), Edward C. Johnson III (Chairman of the Board and significant shareholder of FMR Corp.), Fidelity Management Trust Company (bank), and Abigail P. Johnson (director and significant shareholder of FMR Corp.).
(11) Each of Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc. are investment advisers that manage various accounts which have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, the shares of the Company's Class B Common Stock. The interest of one account, Legg Mason Special Investment Trust, Inc., an investment company registered under the Investment Company Act of 1940 and managed by Legg Mason Funds Management, Inc., amounts to 2,600,000 shares or 7.10% of the total shares of Class B Common Stock outstanding.
(12) Mac-Per-Wolf Company is the parent holding company of PWMCO, LLC, a registered broker dealer and an investment adviser, and Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser, which have the right to receive all dividends from, and the proceeds from the sale of, the shares of the Company's Class B Common Stock.
(13) Includes 6,127,468 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 2,089,578 shares of Class B Common Stock granted by the Company.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2005 Annual Meeting of Common Shareholders is December 6, 2004.

     In order to be considered at the 2005 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

     The procedures described above apply to any matter that a shareholder wishes to raise at the 2005 Annual Meeting, including those matters raised other than pursuant to Rule 14a-8 of Securities Exchange Act of 1934. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.


                           SHAREHOLDER COMMUNICATIONS

     The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Priority Healthcare Corporation, Board of Directors, c/o Secretary, 250 Technology Park, Suite 124, Lake Mary, Florida 32746. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

                                                                     Appendix A


                         PRIORITY HEALTHCARE CORPORATION
                          OUTSIDE DIRECTORS STOCK PLAN
                                  (As Amended)

     1. Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging increased Common Stock ownership by members of the Board who are independent from the Company and its Affiliates, in order to promote long-term shareholder value through directors' continuing ownership of the Common Stock.

     2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth below.

          "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and
     (f), respectively, of the Internal Revenue Code of 1986, as amended.

          "Award" shall mean the grant of an Option or of shares of Common Stock, or any combination thereof, as provided in the Plan.

          "Board" shall mean the Board of Directors of the Company, as it may from time to time be constituted.

          "Committee" shall mean the Compensation Committee of the Board, as it may from time to time be constituted, or any other committee of the Board appointed by the Board to administer the Plan.

          "Common Stock" shall mean the Class B Common Stock, $.01 par value, of the Company, and shall include the Common Stock as it may be changed from time to time as described in Section 7 of the Plan.

          "Company" shall mean Priority Healthcare Corporation, and any successor by merger or consolidation.

          "Eligible Director" shall mean a member of the Board who is at the time of receipt of an Award an "independent director" of the Company and its Affiliates, as such term is defined by the listing rules of the Nasdaq Stock Market (or other principal system or exchange on which the Common Stock is listed), as in effect from time to time.

          "Fair Market Value" of the Common Stock of the Company means the last sale price on the applicable date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one share of Common Stock on the principal exchange on which such shares are listed, or if not listed on any exchange, on the NASDAQ National Market System or any similar system then in use, or if the shares of Common Stock are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one such share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the Fair Market Value on such date of one share of Common Stock as the Board shall determine.

          "Grantee" shall mean an Eligible Director who has been granted an Award.

          "Option" shall mean a non-qualified option to purchase authorized but unissued Common Stock or Common Stock held in the treasury granted by the Company pursuant to the terms of the Plan.

          "Plan" shall mean the Priority Healthcare Corporation Outside Directors Stock Plan, as set forth herein and as amended from time to time.

     3. Administration. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreements embodying Options. The Committee shall, subject to the provisions of the Plan, grant Awards pursuant to the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     4. Participation. Each Eligible Director shall be eligible to receive Awards in accordance with Sections 5, 6, and 7 below.

     5. Grants Under the Plan. (a) Awards may be granted under the Plan, subject to the terms, conditions and restrictions specified in Sections 6 and 7 below. The maximum number of shares of Common Stock with respect to which Awards may be made under the Plan is 175,000, subject to adjustment as provided in Section 7 below. The shares of Common Stock with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Shares of Common Stock that are the subject of an Option but not purchased prior to the expiration of the Option, shall thereafter be considered unissued for purposes of the maximum number of shares that may be issued under the Plan, and may again be the subject of Awards under the Plan. If at any time, the shares remaining available for Awards are not sufficient to make all Option grants then required to be made under the Plan, no Option grants shall be made.

     (b) An Eligible Director to whom an Option is provided to be granted or is granted under the Plan (and any person succeeding to such an Eligible Director's right pursuant to the Plan), shall have no rights as a shareholder with respect to any shares of Common Stock issuable pursuant to any such Option until such Option is exercised. Except as provided in Section 7 below, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date an Option is exercised. Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

     (c) The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant shares of Common Stock to Eligible Directors, in connection with their annual retainer or otherwise. Such shares of Common Stock shall not have any restrictions or limitations associated therewith, other than those imposed by federal securities laws. Upon the issuance of shares of Common Stock to an Eligible Director pursuant to an Award, the Company may either require the Eligible Director to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares, or it may retain a sufficient number of shares of Common Stock to cover the amount required to be withheld.

     6. Option Grants. On June 1 of each year, commencing June 1, 2004, each Eligible Director on such date shall be automatically granted an Option to purchase 4,000 shares of Common Stock, subject to adjustment as provided in
Section 7, and subject further to amendment thereof by the Committee, which shall have the authority from time to time in its discretion to increase or decrease the number of shares subject to the automatic Option grant provided for in this Section 6, as long as any increase would not cause the maximum number of shares of Common Stock remaining available for Awards pursuant to Section 5(a) to be exceeded. Each Option shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Committee.

     (a) The Option exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

     (b) The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (c) The Option shall not be exercisable before the expiration of six months from the date it is granted and after the expiration of up to ten years from the date it is granted.

     (d) Payment of the Option price shall be made at the time the Option is exercised, and shall be made in United States dollars by cash or check.

     (e) An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that

          (i) if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs, or distributees, as the case may be, may, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of Section 6(c) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

          (ii) if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 6(e)(i) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of Section 6(c) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

     (f) Each Grantee of an Option shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an Option is being exercised.

     7. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Plan pursuant to Sections 5 and 6 above, the number or kind of shares subject to any outstanding Option, and the Option price per share under any outstanding Option, shall be automatically adjusted so that the proportionate interest of the Eligible Directors or of the Grantee shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. Any adjustment permitted by this Section shall be conclusive and binding for all purposes of the Plan.

     8. Miscellaneous Provisions. (a) An Eligible Director's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

     (b) If the shares of Common Stock that are the subject of an Award are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Grantee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to the Plan will not be sold except pursuant to an exemption from registration under said Act and (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof. No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

     (c) By accepting any Awards under the Plan, each Grantee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of and consent to, the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

     9. Amendment. The Board may at any time and from time to time and in any respect amend or modify this Plan; provided, however, that the Board may not amend this Plan more than once during any six-month period, and provided further, that to the extent necessary and desirable to comply with any applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Common Stock is listed or quoted, shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

     10. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) Upon the adoption of a resolution of the Board terminating the Plan; or


     (b) Upon the award or the purchase upon exercise of Options of all the shares of Common Stock provided to be awarded or the subject of Options under Sections 5 and 6, as adjusted pursuant to Section 7.

     No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Grantee, without his consent, under any Option theretofore granted under the Plan.

     11. Shareholder Approval and Other Conditions. The Plan shall be submitted to a vote of the shareholders of the Company for their approval and adoption at the next meeting held following the date of the Board of Directors' approval, or pursuant to unanimous written consent.


                                        Adopted by the Board of Directors of
                                        Priority Healthcare Corporation as of
                                        August 25, 1997.


                                        Adopted by the shareholders of Priority
                                        Healthcare Corporation as of August 25,
                                        1997.


                                        Amended by the Board of Directors of
                                        Priority Healthcare Corporation as of
                                        February 18, 2004 and by the
                                        Shareholders of Priority Healthcare
                                        Corporation as of           , 2004.

Proxy--Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class A Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 17, 2004 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

1. Election of Directors, Nominees:
   Michael D. McCormick, Thomas J. Salentine and Glenn D. Steele, Jr.,
   M.D., Ph.D.

2. Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2004

3. Approve the proposed amendment to the Company's Outside Directors Stock Option Plan

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposals 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE

                                         000000 0000000000 0 0000
Priority Healthcare Corporation
                                         000000000.000 ext
                                         000000000.000 ext
                                         000000000.000 ext
MR A SAMPLE                              000000000.000 ext
DESIGNATION (IF ANY)                     000000000.000 ext
ADD 1                                    000000000.000 ext
ADD 2                                    000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6                                    C  1234567890     J  N  T

[Address Bar Code]                                       [BAR CODE]



                                         [ ] Mark this box with an X if you
                                             have made changes to your name
                                             or address details above.


Annual Meeting Proxy Card -- Class A Common Stock

A.  Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

                                                        For        Withhold

01 - Michael D. McCormick                               [ ]          [ ]

02 - Thomas J. Salentine                                [ ]          [ ]

03 - Glenn D. Steele, Jr., M.D., Ph.D.                  [ ]          [ ]


B.  Issues
The Board of Directors recommends a vote FOR the following proposals.

                                            For         Against        Abstain

2. To ratify the appointment of
   PricewaterhouseCoopers LLP as
   auditors for the Company for 2004;       [ ]           [ ]            [ ]

3. To approve the proposed amendment
   to the Company's Outside Directors
   Stock Option Plan; and                   [ ]           [ ]            [ ]

4. In their discretion, to transact
   such other business as may properly
   come before the meeting.


C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.



Signature 1--Please keep signature within the box


__________________________________________________





Signature 2--Please keep signature within the box


__________________________________________________





Date (dd/mm/yyyy)


__________________________________________________

Proxy--Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class B Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building, Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 17, 2004 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

1. Election of Directors, Nominees:
   Michael D. McCormick, Thomas J. Salentine and Glenn D. Steele, Jr.,
   M.D., Ph.D.

2. Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2004

3. Approve the proposed amendment to the Company's Outside Directors Stock Option Plan

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposals 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE

                                         000000 0000000000 0 0000
Priority Healthcare Corporation
                                         000000000.000 ext
                                         000000000.000 ext
                                         000000000.000 ext
MR A SAMPLE                              000000000.000 ext
DESIGNATION (IF ANY)                     000000000.000 ext
ADD 1                                    000000000.000 ext
ADD 2                                    000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6                                    C  1234567890     J  N  T

[Address Bar Code]                                       [BAR CODE]



                                         [ ] Mark this box with an X if you
                                             have made changes to your name
                                             or address details above.


Annual Meeting Proxy Card -- Class B Common Stock

A.  Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

                                                        For        Withhold

01 - Michael D. McCormick                               [ ]          [ ]

02 - Thomas J. Salentine                                [ ]          [ ]

03 - Glenn D. Steele, Jr., M.D., Ph.D.                  [ ]          [ ]


B.  Issues
The Board of Directors recommends a vote FOR the following proposals.

                                            For         Against        Abstain

2. To ratify the appointment of
   PricewaterhouseCoopers LLP as
   auditors for the Company for 2004;       [ ]           [ ]            [ ]

3. To approve the proposed amendment
   to the Company's Outside Directors
   Stock Option Plan; and                   [ ]           [ ]            [ ]

4. In their discretion, to transact
   such other business as may properly
   come before the meeting.


C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.



Signature 1--Please keep signature within the box


__________________________________________________





Signature 2--Please keep signature within the box


__________________________________________________





Date (dd/mm/yyyy)


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